Exhibit 10.2

CONSENT, JOINDER AND FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS CONSENT, JOINDER AND EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into this 31st day of January, 2020, by and among MARQUIS AFFILIATED HOLDINGS LLC, a Delaware limited liability company (“Holdings”), MARQUIS INDUSTRIES, INC., a Georgia corporation, and successor by merger with A-O Industries, LLC, a Georgia limited liability company, Astro Carpet Mills, LLC, a Georgia limited liability company, Constellation Industries, LLC, a Georgia limited liability company, and S F Commercial Properties, LLC, a Georgia limited liability company (“Marquis”, together with Holdings, collectively, the “Existing Borrowers” and each, individually, an “Existing Borrower”), LONESOME OAK TRADING CO., INC., a Georgia corporation (“New Borrower”, together with Existing Borrowers, collectively, “Borrowers” and each, individually, a “Borrower”), and ISAAC CAPITAL FUND I, LLC, a Georgia limited liability company (“Lender”).

Recitals:

Lender and Existing Borrowers are parties to a certain Loan and Security Agreement dated as of July 6, 2015 (as at any time amended, modified, restated or supplemented, the “Loan Agreement”), pursuant to which Lender has made loans and other financial accommodations to Existing Borrowers.

Existing Borrowers have informed Lender of Holdings’ intent to purchase all of the issued and outstanding shares of capital stock of New Borrower from J. Chadwick McEntire, a Georgia resident (“Seller”), pursuant to that certain Purchase Agreement dated November 1, 2019 by and among Holdings, New Borrower and Seller (the “Stock Purchase”).

Borrowers have requested that Lender (i) waives compliance with Section 10.2.9 of the Loan Agreement solely to the extent necessary to permit the Stock Purchase, (ii) join New Borrower to the Loan Agreement and extend credit to New Borrower as a Borrower under the Loan Agreement and (iii) amends the Loan Agreement to, among other things, extend the Maturity Date.

New Borrower is executing this Amendment to become a party to the Loan Agreement in order to induce Lender to continue to extend credit under the Loan Agreement and as consideration for Lender’s agreement to enter into this Amendment.

The parties desire to amend the Loan Agreement as hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Definitions.  Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

2.Consent to Stock Purchase.  Subject to Lender’s receipt of a counterpart of this Amendment, duly executed by Borrowers, Lender hereby consents to the Stock Purchase.

3.Joinder of New Borrower.  In accordance with the Loan Agreement, New Borrower, by its signature below, becomes a Borrower under the Loan Agreement with the same force and effect as if

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originally named therein as a Borrower, and New Borrower hereby agrees to all the terms and provisions of the Loan Agreement applicable to it as a Borrower thereunder.  Each reference to a “Borrower” in the Loan Agreement shall be deemed to include New Borrower.  The Loan Agreement is hereby incorporated herein by reference.

4.Amendments to Loan Agreement.  The Loan Agreement is hereby amended as follows:

(a)By deleting the definition “Maturity Date” set forth in Section 1.1 of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

Maturity Date: May 1, 2025.

(b)By adding the following new definitions to Section 1.1 of the Loan Agreement in proper alphabetical sequence:

LOTC: Lonesome Oak Trading Co., Inc., a Georgia corporation.

(c)By deleting Section 10.2.9 of the Loan Agreement in its entirety and by substituting the following in lieu thereof:

10.2.9.  Fundamental Changes

.  (a) Without giving 30 days prior written notice to Lender, change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; change its form or state of organization; (b) liquidate, wind up its affairs or dissolve itself; or merge, combine or consolidate with any Person, whether in a single transaction or in a series of related transactions, except for (i) mergers or consolidations of a wholly-owned Subsidiary with another wholly-owned Subsidiary or into a Borrower; (ii) the merger of LOTC with and into Marquis or an Affiliate of Marquis, with Marquis or such Affiliate of Marquis being the surviving entity; or (iii) Permitted Acquisitions.

5.Acknowledgments of New Borrower.  New Borrower acknowledges that it has requested Lender to extend financial accommodations to it and to the other Borrowers on a combined basis in accordance with the provisions of the Loan Agreement, as hereby amended.  In accordance with the terms of Section 5.7 of the Loan Agreement, New Borrower acknowledges and agrees that it shall be jointly and severally liable for any and all Obligations heretofore or hereafter made by Lender to any Borrower and for all interest, fees and other charges payable in connection therewith.  New Borrower hereby appoints and designates Marquis as, and Marquis shall continue to act under the Loan Agreement as, the Borrower Agent of New Borrower and each other Borrower for all purposes, including requesting borrowings and receiving account statements and other notices and communications to Borrowers (or any of them) from Lender.  Each Loan made by Lender under the Loan Agreement or any of the other Loan Documents shall be disbursed in accordance with the Loan Agreement.

6.Security Interest. To secure the prompt payment and performance of its Obligations, New Borrower hereby grants to Lender a continuing security interest in and Lien upon all personal Property of New Borrower, including all of the following Property, whether now owned or hereafter acquired, and wherever located: (a) all Accounts; (b) all Chattel Paper, including electronic chattel paper; (c) all Commercial Tort Claims, including those shown on Schedule 9.1.15; (d) all Deposit Accounts; (e) all Documents; (f) all General Intangibles, including Intellectual Property; (g) all Goods, including Inventory, Equipment and fixtures; (h) all Instruments; (i) all Investment Property; (j) all Letter-of-Credit Rights; (k) all Supporting Obligations; (l) all monies, whether or not in the possession or under the control of Lender, or a bailee or Affiliate of Lender, including any Cash Collateral; (m) all accessions to,

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substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and (n) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing. Notwithstanding anything to the contrary contained above, in no event shall Excluded Assets constitute Collateral hereunder or under the Loan Agreement.

7.Assumption; Ratification and Reaffirmation.  Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents, and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents.

8.Acknowledgments and Stipulations.  Each Borrower acknowledges and stipulates that each of the Loan Documents executed by such Borrower creates legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby knowingly and voluntarily waived by such Borrower); the security interests and liens granted by such Borrower in favor of Lender are duly perfected, first priority security interests and liens; and on and as of January 31, 2020, the unpaid principal amount of the Loan totaled $2,000,000.

9.Representations and Warranties.  New Borrower represents and warrants to Lender that New Borrower is engaged in a complementary business to the other Borrowers as part of a joint and common enterprise; and that this Agreement has been duly authorized, executed and delivered by New Borrower and constitutes a legal, valid and binding obligation of New Borrower, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). Each Borrower represents and warrants to Lender, to induce Lender to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and all of the representations and warranties made by such Borrower in the Loan Agreement are true and correct on and as of the date hereof.

10.Reference to Loan Agreement.  Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

11.Breach of Amendment.  This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

12.Release of Claims.  To induce Lender to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges Lender, and all officers, directors, agents, employees, successors and assigns of Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower now has or ever had against Lender arising under or in connection with any of the Loan Documents or otherwise.  Each Borrower represents and warrants to Lender that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Lender.

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13.Effectiveness; Governing Law.  This Amendment shall be effective upon acceptance by Lender in Atlanta, Georgia (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.

14.No Novation, etc.  Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect.  This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

15.Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

16.Further Assurances.  Each Borrower agrees to take such further actions as Lender shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

17.Miscellaneous.  This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any manually executed signature page to this Amendment delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto. This Amendment expresses the entire understanding of the parties with respect to the subject matter hereof and may not be amended except in a writing signed by the parties.

18.Waiver of Jury Trial.  To the fullest extent permitted by applicable law, each party hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

[Remainder of page intentionally left blank;

signatures appear on following pages.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers as of the date first written above.

NEW BORROWER:

ATTEST: /s/ Chet Graham Chet Graham, Secretary [CORPORATE SEAL]	LONESOME OAK TRADING CO., INC. By: /s/ Weston A. Godfrey, Jr. Weston A. Godfrey, Jr., Chief Executive Officer

EXISTING BORROWERS:

ATTEST: /s/ Tony Isaac Tony Isaac, Secretary [COMPANY SEAL]	MARQUIS AFFILIATED HOLDINGS LLC By: /s/ Jon Isaac Jon Isaac, President and Chief Executive Officer
ATTEST: /s/ Tim Young Tim Young, Secretary [CORPORATE SEAL]	MARQUIS INDUSTRIES, INC. By: /s/ Weston A. Godfrey, Jr. Weston A. Godfrey, Jr., Chief Executive Officer

[Signatures continued on following page.]

Consent, Joinder and First Amendment to Loan and Security Agreement (Marquis)

LENDER:

ISAAC CAPITAL FUND I, LLC

By: /s/ Jon Isaac
Name:  Jon Isaac

Title:    Chief Executive Officer

Consent, Joinder and First Amendment to Loan and Security Agreement (Marquis)